UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2013

CLEAR CHANNEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Senior Notes due 2021

On December 24, 2013 (the “Final Settlement Date”), Clear Channel Communications, Inc., a Texas corporation (the “Company”), consummated the final settlement of its previously announced private offer to holders of the Company’s 10.75% Senior Cash Pay Notes due 2016 (the “Outstanding Cash Pay Notes”) and 11.00%/11.75% Senior Toggle Notes due 2016 (the “Outstanding Toggle Notes” and collectively with the Outstanding Cash Pay Notes, the “Outstanding Notes”) to exchange (the “Exchange Offer”) any and all Outstanding Notes for newly issued Senior Notes due 2021 of the Company (the “New Notes”). The Exchange Offer expired at 11:59 p.m., New York City time, on December 23, 2013.

On the Final Settlement Date, the Company issued $558,600 of New Notes and paid approximately $17,371 of cash in exchange for $532,000 aggregate principal amount of Outstanding Cash Pay Notes. Participating holders were also eligible to receive, with respect to their Outstanding Notes accepted for exchange on the Final Settlement Date, accrued and unpaid interest, in cash, from the last applicable interest payment date up to, but not including, the Final Settlement Date. However, because interest on the New Notes accrues from August 1, 2013, the last interest payment date of the Company’s senior notes due 2021 that were issued on June 21, 2013, the cash portion (but not the PIK portion) of the interest accrued on the New Notes from such last interest payment date up to, but not including, the Final Settlement Date was deducted from the interest payable by the Company on the Outstanding Notes.

Immediately following the Final Settlement Date, approximately $94.3 million aggregate principal amount of Outstanding Cash Pay Notes and approximately $127.9 million aggregate principal amount of Outstanding Toggle Notes remained outstanding.

The Exchange Offer was made only to eligible holders, and the New Notes were being offered only in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes and related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The New Notes issued on the Final Settlement Date were issued as additional notes under the indenture, dated as of June 21, 2013 (the “Indenture”), among the Company, Clear Channel Capital I, LLC, as guarantor, the subsidiary guarantors named therein (collectively with Clear Channel Capital I, LLC, the “Guarantors”), Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, under which the Company previously issued approximately $1.83 billion of existing Senior Notes due 2021, including $621,895,629 million aggregate principal amount of New Notes issued on December 16, 2013, the initial settlement date of the Exchange Offer.

Supplemental Indenture

The New Notes issued on the Final Settlement Date were issued pursuant to a second supplemental indenture to the Indenture, dated as of December 24, 2013, among the Company, the Guarantors and the Trustee (the “Supplemental Indenture”).

The Company’s existing Senior Notes due 2021 and the New Notes (collectively, the “2021 Notes”) mature on February 1, 2021 and bear interest at a rate of (i) 12.00% per annum in cash plus (ii) 2.00% per annum payment-in-kind interest. Interest will be payable semi-annually in arrears on February 1 and August 1 of each year.

The 2021 Notes rank pari passu in right of payment with respect to all existing and future unsubordinated indebtedness of the Company. The guarantees of the 2021 Notes are subordinated to the guarantees of the Company’s senior secured credit facility and certain other permitted debt, but rank equal to all other senior indebtedness of the Guarantors.

The Company may redeem the 2021 Notes at its option, in whole or part, at any time prior to August 1, 2015, at a price equal to 100% of the aggregate principal amount of the 2021 Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. The Company may redeem the 2021 Notes, in whole or in part, on or after August 1, 2015, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time on or before August 1, 2015, the Company may elect to redeem up to 60% of the aggregate principal amount of the 2021 Notes at a redemption price equal to (x) with respect to the first 30% of the then outstanding aggregate principal amount of the 2021 Notes, 109.0% of the aggregate principal amount thereof and (y) with respect to the next 30% of the then outstanding aggregate principal amount of the 2021 Notes, 112.0% of the aggregate principal amount thereof, in each case plus accrued and unpaid interest thereon to the applicable redemption date, with the net proceeds of one or more equity offerings.

The Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of the Company’s existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; (vii) create liens on assets; and (viii) merge, consolidate or sell substantially all of the Company’s assets. The Indenture also provides for customary events of default.

The foregoing description is qualified in its entirety by reference to the complete text of the Supplemental Indenture filed as Exhibit 4.28 to the Company’s Amendment No. 2 to Form S-4 filed on December 24, 2013 and incorporated herein by reference.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of December 24, 2013, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, as guarantor, the other guarantors party thereto, and Law Debenture Trust Company of New York, as trustee (Incorporated by reference to Exhibit 4.28 to Clear Channel Communications, Inc.’s Amendment No. 2 to Form S-4 filed on December 24, 2013).

99.1	Press Release issued by Clear Channel Communications, Inc., dated December 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: December 24, 2013	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of December 24, 2013, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, as guarantor, the other guarantors party thereto, and Law Debenture Trust Company of New York, as trustee (Incorporated by reference to Exhibit 4.28 to Clear Channel Communications, Inc.’s Amendment No. 2 to Form S-4 filed on December 24, 2013).

99.1	Press Release issued by Clear Channel Communications, Inc., dated December 24, 2013.